UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

000-30096
(Commission file number)

Nevada	77-0454933
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1100 Newport Beach, CA 92660	(888) 419-0430
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Global 8 Environmental Technologies, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Principal Officer and Board Member

On September 18, 2008, Edwin Kroeker advised the Registrant of his resignation from the position of Chief Executive Officer of the Registrant and from Registrant’s Board of Directors effective September 30, 2008. Mr. Kroeker's decision to resign did not arise or result from any disagreement with the Registrant on any matters relating to the Registrant's operations, policies or practices. Mr. Kroeker has been the Chief Executive Officer and a director of the Registrant since March 7, 2007.

Appointment of Principal Officer and Board Member

On October 1, 2008, Mr. Javan Khazali was appointed as the Chief Executive Officer and Director of the Registrant.

Mr. Javan Khazali has more than 18 years of experience at the senior executive level in both private and public sectors with main focus on services, telecommunications, and financial media industry segments. He has broad based experience in the areas of corporate restructuring & reorganization, business development, operations, and management consulting. Prior to joining the Registrant and since January 2006, Mr. Khazali served as the Chief Operating Officer of Financial Media Group, Inc and a member of the Board of Directors. Mr. Khazali had served as the Chief Executive Officer and a director of the Financial Media Group since November 2004 at which time he was responsible for corporate governance, compliance, business development and operations. Prior to joining Financial Media Group, Mr. Khazali worked for Cypost Corporation ("Cypost"), initially as Vice-President (Administration) in 2001 and later served as Chief Executive Officer of Cypost from 2002 to 2003. In 2003, the directors of Cypost filed a Chapter 7 Bankruptcy. During the bankruptcy proceedings, Mr. Khazali assisted Cypost in financial distress negotiations, bankruptcy litigations and helped resolve disputes between Cypost and debt holders, lenders, bank groups, and equity holders. From 1985 to 2000, Mr. Khazali held numerous senior level positions in the food service sector including as a managing partner of two successful restaurants located in Western Canada. He also served as the director of operations of privately held restaurant chain located in various cities of United States and Western Canada having over 300 employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 1, 2008                                                        Global 8 Environmental Technologies, Inc.

By: /s/ Chad Burback
Chad Burback
Chief Financial Officer